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                                                                   EXHIBIT 10.10

                                                                  EXECUTION COPY

                                                     MEMBERS' AGREEMENT dated as
                                    of June 30, 1999, among DONJOY, L.L.C., a
                                    Delaware limited liability company (the
                                    "Company"), and the Members that are parties hereto.

              WHEREAS, each Member deems it to be in the best interest of the Company and the Members that provision be made for the continuity and stability of the business and policies of the Company, and, to that end, the Company and the Members hereby set forth herein their agreement with respect to the Member Units owned by them.

              NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

       SECTION 1. DEFINITIONS.

              As used herein, the following terms shall have the following respective meanings:

              "AFFILIATE" shall mean with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such Person. The term "control" means and includes the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

              "BOARD" shall mean the Board of Managers of the Company.

              "CHASE" shall mean Chase DJ Partners, LLC.

              "COMMISSION" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

              "COMMON UNIT" shall mean one Common Unit as defined in the Operating Agreement.

              "FAIR VALUE PER UNIT" shall mean, as of any date of determination, the fair value of each Unit (or, with respect to a warrant or option, the fair value of each Unit obtainable upon exercise thereof net of the exercise price), determined as follows: At any time that the Fair Value Per Unit shall be required to be determined hereunder, the Board shall make a good faith determination (the "Board's Determination") of the fair value of each Unit within 30 days of the delivery by the Company of a Repurchase Notice (without taking into account that the Units may be "restricted securities" but with a reasonable discount (not to exceed 20%) for the minority position represented by the Units and shall provide to the Member with respect to whose Unit such determination is being made a written notice thereof which notice shall set forth supporting data in respect of such calculation (the "Determination Notice"). The Member shall have 10 days following receipt of the Determination Notice within which to deliver to the Company a written notice (the "Objection Notice") of an objection, if any, to the Board's Determination, which Objection Notice shall set forth the Member's good faith determination (the "Member's
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Determination") of the fair value of each Unit. The failure by the Member to deliver the Objection Notice within such 10-day period shall constitute the Member's acceptance of the Board's Determination as conclusive. In the event of the timely delivery of an Objection Notice, the Company and the Member shall attempt in good faith to arrive at an agreement with respect to the Fair Value Per Unit, which agreement shall be set forth in writing within 15 days following delivery of the Objection Notice. If the Company and the Member are unable to reach an agreement within such 15-day period, the matter shall be promptly referred for determination to a regionally or nationally recognized investment banking or valuation firm (the "Valuer") reasonably acceptable to the Company and the Member. The Company and the Member will cooperate with each other in good faith to select such Valuer. The Valuer may select the Board's Determination or the Member's Determination as the Fair Value Per Unit or may select any other number or value (determined without taking into account that the Units may be "restricted securities" but with a reasonable discount, not to exceed 20% for the minority position represented by the Units). The Valuer's selection will be furnished to the Company and the Member in writing and conclusive and binding upon the Company and the Member. The fees and expenses of the Valuer shall be borne equally by the Company and the Member with respect to whose Units such determination relates; provided, however, that if the Fair Value Per Unit, as determined by the Valuer, shall be more than 15% greater than the Board's Determination of such Fair Value Per Unit, then such fees and expenses of the Valuer shall be borne entirely by the Company.

              "GROUP" shall mean:

              (a) in the case of any Member who is an individual, (i) such Member, (ii) the siblings, spouse, lineal descendants, adopted children, parents and grandparents of such Member, (iii) any trust for the benefit of any of the foregoing and (iv) any entity whose ownership and management is controlled by such Member;

              (b) in the case of any Member which is a partnership, (i) such partnership and any of its limited or general partners, (ii) any corporation or other business organization to which such partnership shall sell all or substantially all of its assets or with which it shall be merged and (iii) any Affiliate of such partnership;

              (c) in the case of any Member which is a corporation, (i) such corporation and (ii) any controlling stockholder of such corporation; and

              (d) in the case of any Member which is a limited liability company, (i) such limited liability company and any of its members, (ii) any corporation or other business organization to which such limited liability company shall sell all or substantially all of its assets or with which it shall be merged and (iii) any Affiliate of such limited liability company.

              "MAJORITY IN INTEREST OF NON-CHASE MEMBERS" shall mean, at any point in time, Non-Chase Members owning, in the aggregate, more than 50% of the Member Units owned by all Non-Chase Members at such time.

              "MANAGEMENT MEMBERS" shall mean the Persons listed under the caption "Management Members" on Annex I attached hereto and any successor to, or assignee or transferee of, any such Management Member who shall agree in writing to be treated as a Management Member and to be bound by the terms and to comply with the provisions of this


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Agreement, including any member of the Group of such Management Members who shall agree in writing to be treated as a Management Members and to be bound by the terms of and to comply with the provisions of this Agreement.

              "MEMBER UNITS" means any Units held, from time to time, by any Member and any Units issued upon exercise of options or warrants for Units.

              "MEMBERS" shall mean Chase, the Management Members and the Non-Chase Members.

              "NON-CHASE MEMBERS" shall mean all Members listed on Annex I hereto (as amended from time to time) as Non-Chase Members.

              "OPERATING AGREEMENT" means the Amended and Restated Operating Agreement of the Company, dated the date hereof, as amended from time to time.

              "OTHER UNITS" shall mean at any time those Units that do not constitute Primary Units or Registrable Units.

              "PAID PREFERRED UNITS" shall have the meaning ascribed to such term in the Operating Agreement.

              "PERSON" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

              "PRIMARY UNITS" shall mean at any time the authorized but unissued Units.

              "PREFERRED UNIT" shall mean one Preferred Unit as defined in the Operating Agreement.

              "PROPORTIONATE PERCENTAGE" shall mean (1) for the purposes of
Section 2, the pro rata percentage of the number of Member Units to which a
Section 2 Offer relates that each Non-Chase Member shall be entitled to Transfer to the Section 2 Offeror, which pro rata percentage, as to each Non-Chase Member, shall be the percentage figure which expresses the ratio between the number of Member Units owned by such Non-Chase Member (assuming the conversion of all convertible securities and the exercise of all exercisable securities to the extent then convertible or exercisable) and the aggregate number of Units then outstanding and held by all Members (assuming the conversion of all convertible securities and the exercise of all exercisable securities to the extent then convertible or exercisable) and (2) for the purposes of Section 5, the percentage figure which expresses the ratio between the number of Member Units owned by the Member exercising its rights under Section 5 (assuming the conversion of all convertible securities and the exercise of all exercisable securities to the extent then convertible or exercisable) and the aggregate number of Units then outstanding and held by all Members (assuming the conversion of all convertible securities and the exercise of all exercisable securities to the extent then convertible or exercisable).


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              "PUBLIC OFFERING" shall mean an offering of equity securities of the Company or any Subsidiary (or any successor-in-interest of the foregoing) which is made pursuant to an effective registration statement under the Securities Act.

              "QUALIFIED PUBLIC OFFERING" shall mean a Public Offering which results in at least $20,000,000 of net proceeds (after the effect of underwriting discounts and commissions) to the Company (or in the case of a Qualified Public Offering of a Subsidiary, to such Subsidiary).

              "REGISTRABLE UNITS" shall mean the Units held by the Members that constitute Restricted Units.

              "RELATIVELY EQUIVALENT TERMS", as of any date of determination, with respect to any Common Unit proposed to be sold, the Relatively Equivalent Terms for a Preferred Unit shall be the amount proposed to be paid for such Common Unit plus an amount, if any, equal to the Preferred Liquidation Preference (as such term is defined in the Operating Agreement) of such Preferred Unit.

              "RESTRICTED UNITS" shall mean all Units and any other securities which by their terms are exercisable or exchangeable for or convertible into Units and any securities received in respect thereof, which are held by a Member and which have not theretofore been sold to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

              "SALE OF THE COMPANY" shall mean a sale of the Company (or any Subsidiary) or substantially all of its (or their) assets, whether by way of merger, consolidation, sale of Units or assets, or otherwise.

              "SECURITIES ACT" shall mean the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

              "SUBSIDIARY" means any Person of which the securities or other ownership interests having at least 50% of the ordinary voting power in electing the board of directors (or other governing body), at the time as of which any determination is being made, are owned by the Company either directly or through one or more of its Subsidiaries.

              "TERMINATION OF EMPLOYMENT" shall mean, as to any Management Member, the termination of the employment by the Company or any of its Subsidiaries of such Management Member for any reason whatsoever including, but not limited to, termination by resignation, discharge (with or without cause), retirement, disability or non-renewal of an employment agreement.

              "TERMINATION DATE" shall mean, as to such Management Member, the effective date of the Termination of Employment of such Management Member.

              "TERMINATION FOR CAUSE" shall have the meaning, in the case of any Management Member, set forth in the employment agreement, if any, of such Management


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Member, or in the absence of such an employment agreement, shall mean a
Termination of Employment for Cause (as defined herein).

              "TERMINATION OF EMPLOYMENT FOR CAUSE" shall mean the Management Member's (A) failure to perform such duties as are reasonably requested by the Board as documented in writing to the Management Member, (B) willful disregard of his duties or failure to act, where such action would be in the ordinary course of the Management Member's duties, (C) failure to observe all material Company policies and material policies of all Affiliates of the Company generally applicable to executives of the Company and/or its Affiliates, (D) gross negligence or willful misconduct in the performance of his duties, (E) commission of an act constituting a felony or involving fraud, theft or dishonesty which is not a felony and which materially adversely affects the Company and/or its Affiliates or could reasonably be expected to materially adversely affect the Company or its Affiliates, as applicable, (F) repeated failure to be reasonably available to perform his duties, which, if curable, shall not have been cured within 10 business days of written notice thereof from the Company or its Affiliates, as applicable, (G) repeated failure to follow the lawful directions of the Board, which, if curable, shall not have been cured within 10 business days of written notice thereof from the Company or its Affiliates, as applicable, (H) material breach of any agreement with the Company or its Affiliates (including the non-compete provisions thereof) which, if curable, shall not have been cured within 10 business days of written notice thereof from the Company or its Affiliates, as applicable, (I) resignation or
(J) alcohol or other substance abuse.

              "TRANSFER" shall mean, as to any Member Units, to sell, or in any other way transfer, assign, pledge, distribute, encumber or otherwise dispose of (including, without limitation, the foreclosure or other acquisition by any lender with respect to any Member Units pledged to such lender by a Member), such Member Units, either voluntarily or involuntarily and with or without consideration.

              "UNDERWRITERS' MAXIMUM NUMBER" means, for any registration of Units under the Securities Act which is an underwritten offering of Units pursuant to an effective registration statement, that number of Units to which such registration should, in the opinion of the managing underwriters of such registration in the light of marketing and other relevant factors (including pricing), be limited.

              "UNITS" has the meaning set forth in the Operating Agreement and shall also include any equity security of the Company or any successor thereto, issued in respect of or in exchange for Units, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation or reorganization.

       SECTION 2. RIGHT OF CO-SALE.

              (a) In the event that, prior to a Qualified Public Offering, Chase (hereinafter, the "Section 2 Offeree") receives a bona fide offer (the "Section 2 Offer") from a third party which is not an Affiliate of Chase (the "Section 2 Offeror") to purchase Common Units from the Section 2 Offeree, for a specified price payable in cash or otherwise and on specified terms and conditions that the Section 2 Offeree intends to accept, the Section 2 Offeree shall promptly forward a notice (the "Section 2 Notice") complying with Section 2(b) to the Company and each Non-Chase Member. The Section 2 Offeree shall not Transfer any Common Units to the Section 2


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Offeror prior to the expiration of the 15-day period referred to below and unless the terms of the Section 2 Offer are extended to the Non-Chase Members with respect to their Proportionate Percentages of the aggregate number of Units to which the Section 2 Offer relates, whereupon each Non-Chase Member shall be entitled to Transfer to the Section 2 Offeror pursuant to the Section 2 Offer such Non-Chase Member's Proportionate Percentage of the aggregate number of Units to which the Section 2 Offer relates. Each Non-Chase Member shall have a period of 15 days after receipt of the Section 2 Notice to deliver a written notice (the "Section 2 Acceptance") to the Section 2 Offeree evidencing such Non-Chase Member's acceptance of the Section 2 Offer and setting forth the number and type (e.g., Preferred Unit, Paid Preferred Unit or Common Unit) of Member Units such Non-Chase Member desires to include. If an Acceptance Notice is not received from a Non-Chase Member within such 15 day period, then such Non-Chase Member shall be deemed to have declined such Section 2 Offer.

              (b) The Section 2 Notice shall set forth (i) the number of Common Units to which the Section 2 Offer relates and the name of the Section 2 Offeree, (ii) the name and address of the Section 2 Offeror, (iii) the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the
Section 2 Offeree as may be reasonably necessary for the Non-Chase Members to properly analyze the economic value and investment risk of such non-cash consideration) and the terms and conditions of payment offered by the Section 2 Offeror and (iv) that the Section 2 Offeror has been informed of the co-sale rights provided for in this Section 2 and has agreed to purchase Member Units in accordance with the terms of this Section 2 (which agreement may contain the Section 2 Offeror's obligation to purchase all of the Common Units subject to the Section 2 Offer from the Section 2 Offeree so long as such Section 2 Offeree agrees to purchase simultaneously with such sale from any Non-Chase Member delivering a Section 2 Acceptance the Member Units subject to such Section 2 Acceptance).

              (c) Any Member Units included in any Section 2 Acceptance that are Common Units shall be transferred upon the terms and conditions set forth in the
Section 2 Notice. Any Member Units included in any Section 2 Acceptance that are Preferred Units shall be transferred upon the same conditions and upon Relatively Equivalent Terms as those set forth in the Section 2 Notice. If none of the Non-Chase Members gives the Section 2 Offeree a timely Section 2 Acceptance with respect to the Transfer proposed in the Section 2 Notice, the
Section 2 Offeree may Transfer the Common Units specified in the Section 2 Notice for a period of 90 days after expiration of the time period during which the Non-Chase Members may exercise their rights under this Section 2, on the terms and conditions set forth in the Section 2 Notice. If one or more Non-Chase Members give the Section 2 Offeree a timely Section 2 Acceptance, then the
Section 2 Offeree shall use all reasonable efforts to cause the prospective transferees to agree to acquire all of the Member Units that are identified in the Section 2 Acceptances that have been timely given to the Section 2 Offeree, upon the same purchase price and other terms and conditions (or, if applicable, upon the same conditions and upon Relatively Equivalent Terms) as set forth in the Section 2 Notice.

              (d) If the prospective transferees specified in the Section 2 Notice are unwilling or unable to acquire all of the Member Units that are identified in the Section 2 Acceptances that have been timely given, the Section 2 Offeree may then elect either to (A) cancel the proposed Transfer or (B) allocate to itself and to each Non-Chase Member which or who has given a timely
Section 2 Acceptance such Member's Proportionate Percentage of the aggregate number


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of Member Units that the prospective transferees are willing to purchase taking into account the types of Member Units held by each Member.

              (e) Notwithstanding the provisions of this Section 2, during the term of this Agreement Chase may Transfer up to an aggregate of 20% of the total number of Common Units owned by Chase on the date hereof appropriately adjusted for any Unit split or dividend or other recapitalization without complying with the provisions of this Section 2.

              (f) Sales under this Section 2 shall be subject to any applicable transfer restrictions under the Operating Agreement.

       SECTION 3. REQUIRED SALE; ROLLUP.

              (a) In the event that, prior to a Qualified Public Offering, Chase approves a Sale of the Company to a Person which is not an Affiliate of Chase (an "Approved Sale"), all Non-Chase Members and Management Members shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as (i) a merger or consolidation of the Company, or a sale of all or substantially all of the Company's assets, each Non-Chase Member and Management Member shall, and hereby agree to, waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) a sale of Units, the Non-Chase Members and Management Members shall, and hereby agree to, agree to sell their Member Units on the terms and conditions approved by Chase and in each such instance shall, and hereby agree to, waive any claims any Non-Chase Member or Management Member may have against the Board in connection with the Approved Sale. The Non-Chase Members and Management Members shall take all necessary and desirable actions approved by Chase, in connection with the consummation of the Approved Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to (1) provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Approved Sale and (2) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale as set forth below.

              (b) The obligations of the Non-Chase Members pursuant to this
Section 3 are subject to the satisfaction of the following conditions:

                    (i) subject to Section 3(b)(iii), upon the consummation of the Approved Sale (or as promptly thereafter as practical in the case of certain options to purchase Units pursuant to outstanding Tier II IRR Vesting Option Agreements and Tier III IRR Vesting Option Agreements, in each case between the Company and the optionees named therein), all of the Members shall receive the same proportion of the aggregate consideration from such Approved Sale that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Operating Agreement as in effect immediately prior to such Approved Sale (giving effect to applicable orders of priority and the exercise price of all warrants and options);

                   (ii) if any Members are given an option as to the form and amount of consideration to be received, all Members will be given the same option; provided, however, that holders of the Preferred Units (other than Paid Preferred Units) shall not be


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       required to accept any consideration that does not consist solely of cash or marketable securities;

                  (iii) all holders of then-currently exercisable Unit equivalents (including, without limitation, options and warrants exercisable for Units) will be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale (but only to the extent such Unit equivalents are then vested or will become vested as a result of the Approved Sale) and participate in such sale as Members or (B) upon the consummation of the Approved Sale, receive in exchange for such Unit equivalents (to the extent such Unit equivalents are then vested) consideration equal to the amount determined by multiplying (x) the same amount of consideration per Unit (of the same class as that for which the Unit equivalent is exercisable) received by the holders of such class of Unit in connection with the Approved Sale less the exercise price per Unit equivalent by (y) the number of Unit equivalents (but only to the extent such Unit equivalents are then vested);

                   (iv) no Member shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Approved Sale and no Member shall be obligated to pay more than his pro rata share (based upon the number of Units held by each such Member) of reasonable expenses incurred in connection with a consummated Approved Sale to the extent such costs are incurred for the benefit of all Members and are not otherwise paid by the Company or the acquiring party (costs incurred by or on behalf of a Member for its or his sole benefit will not be considered costs of the transaction hereunder), provided that a Member's liability for such expenses shall be capped at the total purchase price received by such Member for his Member Units (including the exercise price thereof, in the case of options and warrants); provided that in calculating total purchase price under this Section 3(b)(iv) the amount of any Preferred Liquidation Preference (as defined in the Operating Agreement) for such Member's Preferred Units shall be deducted from the total purchase price received by such Member (but such deduction shall not cause such total purchase price to be less than $0);

                    (v) in the event that the Members are required to provide any representations or indemnities in connection with the Approved Sale (other than representations and indemnities, on a several basis, concerning each Member's valid ownership of his Member Units, free of all liens and encumbrances (other than those arising under applicable securities laws), and each Member's authority, power, and right to enter into and consummate such purchase or merger agreement without violating any other agreement and without needing any third party consent), then each Member shall not be liable for more than his pro rata share (based upon the amount of consideration received) of any liability for misrepresentation or indemnity and such liability shall not exceed the total purchase price received by such Member for his Member Units (including the exercise price thereof, in the case of options and warrants); provided that in calculating total purchase price under this
       Section 3(b)(v) the amount of any Preferred Liquidation Preference (as defined in the Operating Agreement) for such Member's Preferred Units shall be deducted from the total purchase price received by such Member (but such deduction shall not cause such total purchase price to be less than $0); and

                   (vi) prior notice of an Approved Sale shall be provided to the Members.


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              (c) In the event that the Board shall determine that (i) it shall facilitate a public offering of securities of the Company, (ii) it shall facilitate compliance with this Agreement, or (iii) it is desirable or helpful for the business of the Company, or in the best interests of the Company, for the business of the Company to be conducted in a corporate rather than in a limited liability company form, the Board shall have the power, without any vote or consent of the holders of Units, to incorporate the Company or take such other action as it may deem advisable in light of such changed conditions, including, without limitation, (A) dissolving the Company, creating one or more Subsidiaries of the newly formed corporation and transferring to such Subsidiaries any or all of the assets of the Company or (B) causing the Members to exchange their Units for shares of the newly formed corporation (which the Company shall endeavor to effect in a manner that will not cause a taxable event to the Members). In connection with any such incorporation of the Company, the Members shall receive, in exchange for their respective Units, shares of capital stock of such corporation or its subsidiaries having the same relative economic interest and other rights and obligations in such corporation or its subsidiaries as is set forth in this Agreement and the Operating Agreement, subject to any modifications (as determined by the Board in its sole discretion) required solely as a result of the conversion to corporation form. At the time of such conversion, the Members shall, and hereby agree to, enter into a shareholders agreement providing for (i) the restrictions on transfer set forth in this Agreement; provided that such restrictions shall not apply to sales in broadly disseminated public offerings or sales in accordance with Rule 144 under the Securities Act and (ii) an agreement to vote all shares of capital stock held by them to elect to the Board of Directors of the new corporation in accordance with Section 8. Prior to taking any action to incorporate the Company, the Board shall approve the proposed forms of a certificate of incorporation, by-laws, stockholders' agreement and any other governing documents proposed to be established for such corporation and its Subsidiaries, if any.

       SECTION 4. REPURCHASE OF UNITS.

              (a) In the event of a Termination of Employment of any Management Member (a "Terminated Member"), the Company or its designee shall have the right (but not the obligation) to repurchase from such Management Member (and each member of the Group of such Management Member) all or any part of any Units owned by such Management Member and member of such Group, including warrants and options not then expired.

              (b) The repurchase right of the Company or its designee under this
Section 4 may be exercised by written notice on one occasion (a "Repurchase Notice"), specifying the number of Units to be repurchased, and given to the Terminated Member within 90 days of the Termination Date (or, if the Company shall not have assigned its rights under this Section 4 and shall be legally prevented (whether by contract or statutorily) from making such repurchase during the foregoing 90-day period, then such Repurchase Notice may be delivered by the Company within 45 days after the date on which it shall be legally permitted to make such repurchase), but in no event shall the Company be permitted to make such election after the second anniversary of the Termination Date. Upon the delivery of a Repurchase Notice to the Terminated Member, the Terminated Member and each member of such Terminated Member's Group shall be obligated to sell or cause to be sold to the Company or its designee the Units specified in such Repurchase Notice.

              (c) The price per Unit to be paid under this Section 4 and the form of payment therefor shall be determined as follows:


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                    (i)  in the case of a repurchase of Units following a
       Termination for Cause, the repurchase price to be paid for such Units or warrants or options to acquire Units shall be the cost paid for such Units, and such repurchase consideration shall be payable in cash; and

                   (ii) in the case of any other repurchase of Units or warrants or options to acquire Units, such repurchase price shall be the Fair Value Per Unit (net of any exercise price, in the case of options and warrants) as of the Termination Date (or in the event that the Company shall elect to repurchase any Units on or after the first anniversary of the Termination Date because it shall have been legally prevented (whether by contract or statutorily) from making such repurchase at an earlier date, then the determination of Fair Value Per Unit shall be made as of such date on which the Company makes its repurchase election under this Section 4, which purchase price shall be paid in cash or, at the election of the Company, 50% in cash and 50% in the form of a subordinated promissory note that (1) matures ratably on a quarterly basis over a three-year period, (2) is subordinated in right of payment and exercise of remedies to all other funded indebtedness of the Company and (3) bears interest at the rate of 10% per annum.

                  (iii) Repurchases of Units under the terms of this Section 4 shall be made at the offices of the Company or its designee on a mutually satisfactory business day within 30 days after the final determination of the repurchase price as described above. Delivery of certificates or other instruments evidencing such Units duly endorsed for transfer and free and clear of all liens, claims and other encumbrances shall be made on such date against payment of the purchase price therefor.

       SECTION 5. PREEMPTIVE RIGHT TO PURCHASE EQUITY SECURITIES; PURCHASE
PRICE.

              (a) Prior to issuing to Chase any Units or any options or convertible securities exercisable for or convertible into Units of the Company (collectively, "Equity Securities"), the Company will first give to the Non-Chase Members the right to purchase, on the same terms, conditions and timing as Chase, their Proportionate Percentage of the securities proposed to be sold by the Company. Any such right to purchase shall be exercisable for a period of 10 days after the Non-Chase Members receive written notice of a proposed issuance of Equity Securities. The obligations of the Company under this Section 5 shall terminate upon the consummation of a Qualified Public Offering.

              (b) The price per Equity Security to be paid by Chase for any Equity Security issued to Chase by the Company shall be the fair value of such Equity Security as of the date of such issuance as determined in good faith by the Board.

       SECTION 6. RIGHT OF FIRST REFUSAL.

              A Non-Chase Member or Management Member shall not Transfer any Common Units other than in accordance with Section 2, 3 or 4 of this Agreement, except in accordance with the applicable procedures in this Section 6 and
Article VII of the Operating Agreement and any other applicable provisions thereof.

              (a) In the event a Non-Chase Member or Management Member receives an offer from a third Person to acquire any Common Units held by such Non-Chase Member or

Management Member and such Member intends to accept such offer and effect such proposed Transfer to such third Person (and obtain any prior written consent which may be required pursuant to Section 7 hereof in order to effect such proposed Transfer), the Non-Chase Member or Management Member shall first deliver to the Company and Chase a written notice (the "Section 6 Offer Notice"), which shall be irrevocable for a period of 30 days after delivery thereof, offering (the "Section 6 Offer") all of the Common Units proposed to be Transferred by the Non-Chase Member or Management Member at the same purchase price and on the same terms specified in such offer from the third Person (such
Section 6 Offer Notice shall include the foregoing information and all other relevant terms of the proposed Transfer). The Company shall have the right and option, for a period of 15 days after receipt of a Section 6 Offer Notice to purchase all or any portion of the Units so offered, and if the Company declines to accept any or all of such Common Units, Chase shall have the right and option, for a period of 15 days, to accept all or any remaining portion of the Common Units so offered at the purchase price and on the terms stated in the
Section 6 Offer Notice. Such acceptance shall be made by delivering a written notice to the Company and all Members within said 15 or 30 day period (as applicable).

              (b) A notice of acceptance delivered by the Company or Chase pursuant to Section 6 shall be a binding commitment to purchase the Common Units referred to therein.

              (c) Transfers of Common Units under the terms of Section 6 shall be made at the offices of the Company on a mutually satisfactory business day within 30 days after the expiration of the last applicable period described in
Section 6. Delivery of certificates or other instruments evidencing such Common Units duly endorsed for Transfer shall be made on such date against payment of the purchase price therefor.

              (d) If effective acceptance shall not be received pursuant to
Section 6 with respect to all Common Units offered for sale pursuant to the
Section 6 Offer Notice, then the Non-Chase Members or Management Members may Transfer all or any part of the Common Units so offered and not so accepted at a price not less than the price, and on terms not more favorable to the purchaser thereof than upon the terms, stated in the Section 6 Offer Notice at any time within 30 days after the expiration of the offers required by Section 6. In the event that the Common Units are not Transferred by the Non-Chase Members or Management Members during such 30-day period, the right of the Non-Chase Members or Management Members to Transfer such Common Units shall expire and the obligations of this Section 6 shall be reinstated.

              (e) Anything contained herein to the contrary notwithstanding, any purchaser of Common Units pursuant to Section 6 who is not a Member shall, as a condition to the effectiveness of such purchase, agree to become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement. Such purchaser shall also agree, if requested by the Company, to be a party to a confidentiality agreement which is reasonable and customary for an investment of the type being made by such purchaser in the Company.

              (f) The obligations of the Non-Chase Members or Management Members under this Section 6 shall terminate upon the consummation of a Qualified Public Offering.


       SECTION 7. TRANSFER RESTRICTIONS.

                  All provisions with respect to transferability of the Units are set forth in the Operating Agreement.

       SECTION 8. VOTING; BOARD OF MANAGERS.

              (a) Any time at which holders of Units shall have the right to, or shall, vote for managers of the Company, then, and in each event, the Members shall vote all Units owned by them for the election of a Board consisting of nine (9) managers (subject, however, to Section 3.4(c) of the Operating Agreement), as designated from time to time in the following manner:

                    (i) one Management Member nominated by the Management Members holding greater than 50% of all Member Units then held by all Management Members shall be elected to the Board; provided that (i) Leslie H. Cross shall be appointed to the Board as the initial nominee of the Management Members, and (ii) such nominee Management Member shall be a member of the Board for only so long as he is both an employee and a holder of Member Units;

                   (ii) six individuals nominated by Chase shall be elected to the Board (the "Chase Nominees"); such Chase Nominees shall initially be Charles T. Orsatti, Mitchell J. Blutt, M.D., Shahan D. Soghikian, Jonas
       L. Steinman, Damion E. Wicker, M.D., and John J. Daileader; and

                  (iii) two individuals with industry expertise shall be nominated by agreement among the other members of the Board and shall be elected to the Board.

              (b) While any Preferred Unit has Unreturned Original Cost and during the continuance of an Event of Non-Compliance, the holders of Preferred Units (other than Paid Preferred Units), shall have the right to appoint two (2) additional managers to the Board in accordance with the provisions of the Bylaws of the Company. All terms used in this Section 8(b) not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement.

              (c) Voting of the Board shall be conducted in accordance with the Bylaws of the Company, including, without limitation, the super-voting rights granted to one of the Chase Nominees in Section 2.12 of the Bylaws of the Company, which super-voting right allows such Chase Nominee to cast six votes on each matter on which the managers are entitled to vote; such super-voting manager shall initially be Charles T. Orsatti.

              (d) The voting rights of this Section 8 shall not supersede, and shall be subject to, the restrictions and other limitations of First Union Investors, Inc.'s (including the successors and assigns of its Units) voting rights as set forth in Section 5.3 and 5.4 of the Operating Agreement.

       SECTION 9. DEMAND REGISTRATION.

              (a) Request for Demand Registration.

                    (i) Subject to the limitations contained in the following paragraphs of this Section 9, Chase may, at any time and from time to time, give to the Company, pursuant to this subparagraph (i), a written request for the registration by the Company under the Securities Act of all or any part of the Registrable Units owned by it (such registration being herein called a "Demand Registration"). Within ten (10) days after the receipt by the Company of any such written request, the Company will give written notice of such registration request to all holders of Registrable Units.

                   (ii) Subject to the limitations contained in the following paragraphs of this Section 9, after the receipt of such written request for a Demand Registration, (A) the Company will be required to include in such Demand Registration all Registrable Units with respect to which the Company shall receive from holders of Registrable Units, within thirty
       (30) days after the date on which the Company shall have given to all holders a written notice of registration request pursuant to Section 9(a)(i) hereof, the written requests of such holders for inclusion in such Demand Registration, and (B) the Company will use its best efforts in good faith to effect promptly the registration of all such Registrable Units. All written requests made by Holders of Registrable Units pursuant to this subparagraph (ii) will specify the number of Registrable Units to be registered and will specify the intended method of disposition thereof.

              (b) Limitations on Demand Registration.

                    (i) Chase will not be entitled to require the Company to effect more than three (3) Demand Registrations on Form S-1 (or other comparable form adopted by the Commission). Chase will not be entitled to require the Company to effect (A) any Demand Registration on Form S-1 (or other comparable form adopted by the Commission) unless Form S-3 (or any comparable form adopted by the Commission) is not available for such Demand Registration, or (B) any Demand Registration if the aggregate number of Registrable Units requested to be registered pursuant to such Demand Registration is less than five percent (5%) of the number of Units then outstanding (on a fully-diluted basis).

                   (ii)  Any registration initiated by Chase pursuant to
       Section 9(a) hereof shall not count as a Demand Registration for purposes of Section 9(b)(i) hereof (A) unless and until such registration shall have become effective and all of such Units requested by Chase or all of such lesser number of Units as consented to by Chase to be included in such registration shall have been actually sold.


              (c) Priority on Demand Registration. If the managing underwriters in any underwritten offering pursuant to a Demand Registration shall give written advice to the Company and Chase of an Underwriters' Maximum Number, then: (i) the Company will be obligated and required to include in such registration that number of such Registrable Units requested by Chase to be included in such registration which does not exceed the Underwriters' Maximum Number; (ii) if the Underwriters' Maximum Number exceeds the number of Registrable Units requested by Chase to be included in such registration, then the Company will be obligated and required to include in such registration that number of other holders' Registrable Units requested by the holders thereof pursuant to Section 9(a)(ii) to be included in such registration and which does not exceed such excess and such Registrable Units shall be allocated pro rata among the holders thereof on the basis of the number of Registrable Units requested to be included therein by each such holder, and (iii) if the Underwriters' Maximum Number exceeds the number of Registrable Units requested by Chase and such other holders of Registrable Units to be included in such registration, then the Company may include Primary Units and, if (or to the extent that) it does not do so, the Company will be required to include in such registration that number of Other Units requested by the holders thereof to be included in such registration and which does not exceed such excess and such Other Units shall be allocated pro rata among the holders thereof on the basis of the number of Other Units requested to be included therein by each such holder. Neither the Company nor any of its Members (other than Chase) shall be entitled to include any securities in any underwritten Demand Registration unless the Company or such Members (as the case may be) shall have agreed in writing to sell such securities on the same terms and conditions as shall apply to the Registrable Units held by Chase to be included in such Demand Registration.

              (d) Selection of Underwriters. Chase shall determine whether or not the offering pursuant to such Demand Registration shall be underwritten. Chase shall select the investment banker(s) and managing underwriter(s) to administer such offering in a Demand Registration; provided that the selected underwriters must be reasonably acceptable to the Company.

       SECTION 10. REGISTRATIONS ON FORM S-3.

              (a) Subject to paragraph (c) below, at and after such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, any holder or holders of Preferred Units shall have the right to request in writing registration on Form S-3, or such successor form, and to effect a registration under the Securities Act of Registrable Units in accordance with this Section 10.

              (b) If the Company shall be requested by such Members to effect a registration under the Securities Act of Registrable Units in accordance with this Section 10, then the Company shall promptly give written notice of such proposed registration to all other holders of Registrable Units and shall offer to include in such proposed registration any Registrable Units requested to be included in such proposed registration by such other holders who respond in writing to the Company's notice within 30 days after delivery of such notice (which response shall specify the number of Registrable Units proposed to be included in such registration). The Company shall promptly use its commercially reasonable efforts to effect such registration on Form S-3 of the Registrable Units which the Company has been so requested to register.

              (c) The Company shall not be obligated to effect any registration under the Securities Act requested by the Members under this Section 10 except in accordance with the following provisions:

                     (i) the Company shall not be obligated to effect any such registration initiated pursuant to Section 10(a) if (A) the Company shall reasonably conclude that the anticipated gross offering price of all Registrable Units to be included therein would be less than $500,000, (B) such registration is requested within six (6) months after a registered offering of the Company in which any of the holders of Preferred Units were given the opportunity to participate or (C) the Company shall have effected two or more Registration Statements on Form S-3 pursuant to this
       Section 10 during the preceding 12-month period; and

                     (ii) the Company may delay the filing or effectiveness of any Registration Statement pursuant to this Section for a period not to exceed 90 days after the date of a request for registration if the Company's Board has determined that such registration would have a material adverse effect upon the Company or its then current business plans; provided, however, that the Company may cause such delay only once during any 360-day period.

       SECTION 11. PIGGYBACK REGISTRATION.

              Other than with respect to a registration pursuant to Section 9 hereof, if the Company at any time proposes for any reason to register Primary Units, Registrable Units or Other Units under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to all holders of outstanding Registrable Units of its intention so to register the Primary Units, Registrable Units or Other Units and, upon the written request, given within 30 days after delivery of any such notice by the Company, of the holders of Registrable Units (other than the holders of Registrable Units to be included in such offering) to include in such registration Registrable Units held by such holders (which request shall specify the number of Registrable Units proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Units to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all such Registrable Units or Other Units proposed to be included in such registration would interfere with the successful marketing (including pricing) of Primary Units or Registrable Units initially included such proposed registration by the Company, then the number of Primary Units, Registrable Units and Other Units proposed to be included in such registration shall be included in the following order:

                     (A) first, the Primary Units;

                     (B) second, any Registrable Units requested to be included in such proposed registration at the request of the holders under
              Section 10 hereof;

                     (C) third, any other Registrable Units requested to be
              included in such registration by the holders of such Registrable Units, pro rata based upon the number of such Registrable Units requested to be included therein by each such holder; and

                     (D) fourth, any Other Units requested to be included in
              such registration by the holders of Other Units, pro rata based upon the number of Other Units requested to be included therein by each such holder.

       SECTION 12. EXPENSES.

              All expenses incurred by the Company in complying with Section 9, 10 or 11, including, without limitation, all registration and filing fees, fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants and fees and expenses of the one counsel to the Members, shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Units or Other Units shall not be borne by the Company but shall be borne by the holders of Registrable Units or Other Units sold by each of them.

       SECTION 13. INDEMNIFICATION.

              In connection with any registration of any Registrable Units under the Securities Act pursuant to Section 9, 10 or 11, the Company shall indemnify and hold harmless the holders of Registrable Units, each underwriter, broker or any other person acting on behalf of the holders of Registrable Units and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Units were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Units, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Registrable Units, such underwriter, such broker or such other person acting on behalf of the holders of Registrable Units and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Units in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the holders of Registrable Units or underwriter specifically for use in the preparation thereof.

              In connection with any registration of Registrable Units under the Securities Act pursuant to this Agreement, each holder of Registrable Units shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 10) the Company, each director (within the meaning of the Securities Act) of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Units and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Units, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such holder of Registrable Units specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document pursuant to which such holder of Registrable Units shall sell Registrable Units;

provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Units, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Units effected pursuant to such registration.

              Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 13, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 12 the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 13.

              If the indemnification provided for in this Section 13 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       SECTION 14. UNDERWRITING AGREEMENT.

              Notwithstanding the provisions of Sections 9, 10, 11, 12 and 13 to the extent that the holders of Registrable Units shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such Sections addressing such issue or issues shall be of no force or effect with respect to such registration.

       SECTION 15. INFORMATION BY HOLDER.

              Each holder of Registrable Units proposing to sell the same pursuant to a registration to which this Agreement relates shall furnish to the Company such written information regarding itself and the distribution of Registrable Units proposed by such holder, as the Company may reasonably request in writing, and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

       SECTION 16. LEGEND ON UNIT CERTIFICATES.

              Each certificate representing Units shall bear the following legends:

              "THE VOTING OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN RESPECT OF MANAGERS AND TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A MEMBERS' AGREEMENT AND AN OPERATING AGREEMENT, EACH DATED AS OF JUNE 30, 1999, AS AMENDED FROM TIME TO TIME, AMONG THE ISSUER OF SUCH SECURITIES AND CERTAIN HOLDERS OF THE OUTSTANDING SECURITIES OF SUCH ISSUER. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUCH ISSUER."

              "THIS CERTIFICATE AND THE UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH."

       SECTION 17. ADDITIONAL UNITS; ETC.

              In the event additional Units are issued by the Company to a Member at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into Units, such additional Units shall, as a condition to such issuance, become subject to the terms and provisions of this Agreement.

       SECTION 18. EFFECTIVENESS.

              The rights and obligations of each Member under this Agreement shall terminate as to such Member upon the earlier to occur of (i) the Transfer of all Member Units owned by such Member, (ii) a sale of all or substantially all of the equity interests of the Company in a single transaction or (iii) the consummation of an Approved Sale.

       SECTION 19. SEVERABILITY.

              If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

       SECTION 20. GOVERNING LAW.

              This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (without regard to principles of conflicts of laws).

       SECTION 21. SUCCESSORS AND ASSIGNS.

              This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, transferees, legal representatives and heirs; provided, however, that the rights under this Agreement shall not be assignable by any Member, (i) except in connection with a Transfer pursuant to
Section 2, 3 or 6, (ii) without the consent of Chase, or (iii) except for transfers permitted by the Operating Agreement.

       SECTION 22. NOTICES.

              All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties:

              (a)    if to the Company, to:

                         DonJoy, L.L.C.
                         2985 Scott Street
                         Vista, CA 92083
                         Telecopier:  (760) 734-3536

                with copies to:

                         O'Sullivan Graev & Karabell, LLP
                         30 Rockefeller Plaza, 24th Floor
                         New York, NY  10112
                         Attention:  John J. Suydam, Esq.
                         Telecopier:  (212) 728-5950;

              (b) if to the Members, to their respective addresses set forth on Annex I hereto.

All such notices, requests, consents and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by telecopy, on the date of such delivery (assuming such date of delivery is a business day), (ii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (iii) in the case of mailing, on the third business day after the posting thereof.

       SECTION 23. MODIFICATION.

              Except as otherwise provided herein, neither this Agreement nor any provisions hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by (i) the Company, (ii) Chase and (iii) a Majority in Interest of Non-Chase Members; provided, however, that no modification or amendment shall be effective to reduce the percentage of the Member Units the consent of the holders of which is required under this Section 22 nor shall any modification or amendment discriminate against any Member without the consent of such Member; provided further, that, any amendment or modification that would adversely affect the rights of any Member hereunder, in its capacity as a Member, without similarly affecting the rights hereunder of all Members of the same class, shall not be effective as to such Member without its prior written consent.

       SECTION 24. HEADINGS.

              The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

       SECTION 25. ENTIRE AGREEMENT.

              This Agreement and the other writings referred to herein or therein contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings with respect thereto. In case of any conflict among this Agreement or any such writings, the terms of the Operating Agreement shall be dispositive.

       SECTION 26. COUNTERPARTS.

              This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

              IN WITNESS WHEREOF, the parties hereto have executed this Members' Agreement on the date first above written.

                                 DONJOY, L.L.C.


                                 By: /s/ Leslie H. Cross
                                     -----------------------------
                                     Name:  Leslie H.Cross
                                     Title: President and CEO


                                 CHASE DJ PARTNERS, LLC


                                 By: Fairfield Chase Medical Partners, LLC,
                                     its Managing Member


                                 By: /s/ Charles T. Orsatti
                                     -----------------------------
                                     Name: Charles T. Orsatti
                                     Title:Managing Member



                                 SMITH & NEPHEW DISPOSAL, INC.



                                 By: /s/ Clifford K. Lomax
                                     -----------------------------
                                     Name: Clifford K. Lomax
                                     Title:President


                                 CB CAPITAL INVESTORS, L.P.


                                 By: CB Capital Investors, Inc,
                                     its General Partner



                                 By: /s/ Damion Wicker
                                     -----------------------------
                                     Name: Damion Wicker
                                     Title:General Partner

                                     /s/ Leslie H. Cross
                                     -----------------------------
                                     Leslie H. Cross



                                     /s/ Cyril Talbot III
                                     -----------------------------
                                     Cyril Talbot III



                                     /s/ Michael R. McBrayer
                                     -----------------------------
                                     Michael R. McBrayer














                       [DonJoy, L.L.C. Members' Agreement]

                                 FIRST UNION INVESTORS, INC.



                                 By: /s/ Neal Morrison
                                     -----------------------------
                                     Name:  Neal Morrison
                                     Title: Sr. Vice President




















                       [DonJoy, L.L.C. Members' Agreement]

                                     ANNEX I

Chase
-----
Chase DJ Partners, LLC

Non-Chase Members
-----------------
Smith & Nephew, Inc.
CB Capital Investors, L.P. (as holder of Preferred Units)
First Union Investors, Inc. (as holder of Preferred Units)



Management Members
------------------
Leslie H. Cross
Cyril Talbot III
Michael R. McBrayer